Exhibit 10.1

PROMISSORY NOTE

$3,698,000.00	Tucson, Arizona
March 31, 2021

PROMISE TO PAY. For value received, the undersigned (“Maker”), promises to pay to Joe Piekenbrock, or order, and/or assigns (“Holder”), at 7853 Red Fox Drive, Evergreen, Colorado 80439, or such other address Holder designates, the principal sum of three million, four hundred and ninety-eight thousand dollars ($3,498,000.00), with interest as set forth below.

INTEREST RATE. Commencing on the date hereof, interest shall accrue on the outstanding principal balance hereof at a rate equal to two per cent (2.0%) per annum.

PAYMENTS. Maker shall make the following payments under this Promissory Note:

(i)             a principal reduction payment of $100,000, together with accrued interest on the outstanding principal balance of this Promissory Note, due the earlier of the closing the private WACG financing round to be commenced in April, 2021, and the first anniversary of the Promissory Note;

(ii)            a principal reduction payment of $398,000, together with accrued interest on the outstanding principal balance of this Promissory Note, due the earlier of the closing the next private or public WACG financing round after the round to be commenced in April, 2021, and the first anniversary of the Promissory Note; and

(ii)           annual payments of $1,000,000, together with accrued interest on the outstanding principal balance of this Promissory Note, commencing on the first anniversary of the Promissory Note.

PREPAYMENT. This Promissory Note may be prepaid at any time in whole or in part without penalty.

LATE PAYMENT. In the event that the any payment provided for herein shall not be paid within ten (10) days after the date due, the entire principal balance shall thereafter bear interest at the rate of eight per cent (8%) per annum until the amounts owed are paid.

DUE DATE. The unpaid principal balance of this Promissory Note, together with all other amounts payable by Maker hereunder, will be due and payable on March 31, 2024.

DEFAULT. In the event the Maker fails to pay any sums when due, Maker shall be in default hereunder without any or further notice. Upon default by Maker, Holder shall be entitled to pursue, cumulatively, all its rights and remedies at law and equity under Arizona law, including the right to declare the entire unpaid balance hereof, together with all accrued but unpaid interest thereon, immediately due and payable. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

WAIVER. Maker waives any homestead or exemption right against the debt, and further waives demand, diligence, presentment for payment, protest and notice of demand, nonpayment and exercise of any option hereunder. The granting without notice of any extension or extensions of time for payment of any sum or sums due hereunder, or for the performance of any covenants or agreements, or the taking or release of other or additional securities shall in no way release or discharge the liability of Maker.

TIME OF ESSENCE. Time is of the essence of this Promissory Note and each and every term and provision hereof. Failure of the Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise such option in the event of any subsequent default, or in the event of continuance of any existing default after demand for performance thereof.

GOVERNING LAW; VENUE. This Promissory Note shall be construed according to the laws of the state of Arizona. Venue for any action relating to this Promissory Note may be brought in Pima County, Arizona.

ATTORNEY’S FEES. Should this Promissory Note be placed in the hands of an attorney for collection, Maker shall pay all attorney’s fees, costs, and expenses resulting therefrom.

BINDING EFFECT. The provisions of this Promissory Note shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

MAKER

Western Alaska Copper & Gold,
an Alaska corporation

/s/ Kit Marrs
President

2